                                                                  EXHIBIT 10.2.2



                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of June 13, 1996,
                                     ---------
between Signature Resorts, Inc., a Maryland corporation (the "Company"), and
                                                              -------
James E. Noyes (the "Executive").
                     ---------

     1. Employment.  The Company hereby agrees to employ the Executive, and the
        ----------
Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

     2. Term.  The employment of the Executive by the Company as provided in
        ----
Section 1 will commence on the earlier of (i) the date that the Executive commences employment at the Company or (ii) July 1, 1996, and will terminate at 12:01 a.m. on June 30, 1998 (the "Expiration Date") unless automatically
                                  ---------------
extended or sooner terminated as hereinafter provided (such period, the

"Employment Period").  Unless terminated by the Executive or the Company prior
- ------------------
to June 1, 1998, this Agreement shall automatically renew on the terms set forth herein for a second two-year period. If so renewed, no later than April 1, 2000, the Company shall notify the Executive with written notice as to whether the Company intends to further renew or extend the Agreement (including proposals for such further renewal which the Executive may accept, reject or negotiate, at his discretion).

     3. Position, Duties and Responsibilities.
        -------------------------------------

        (a) Position.  The Executive hereby agrees to serve as Executive Vice-
            --------
President of the Company with primary responsibility for the daily operation and profitability of (i.e. running) the Company's sales, marketing and
                  ----
operations/property management/hotel divisions (the "Divisions"), subject to the oversight of the Principals (as defined below) and the Executive's reporting responsibility to the Principals. More specifically,

           (i) The Executive and personnel from the Marketing and Sales Divisions will be responsible for brand management and marketing between the Company and the Embassy Vacation Resort and Westin brands to implement the strategic marketing and sales plans for each of the Company's resorts;

           (ii) The Executive and personnel from the Operations/Property Management Division will oversee and coordinate both the growth of the Company's resort management activities by acquiring other management companies or resort management contracts and the key hotel marketing and operational aspects of each of the Company's resorts (whether managed by the Company or a third-party), including compliance with each hotel operating budget (on both a revenue and expense basis) from both an asset management standpoint and from meeting the vacation interval marketing needs of each of the Company's resorts;

           (iii) Subject to approval of budgets by either the Board or the Principals for added personnel, the Executive will be responsible for building the necessary corporate and resort-level organization and personnel to support the growth of the Company's activities;

           (iv) The Executive's responsibility for each Division will extend through the entire organization of the Company (subject to the Executive's reporting responsibilities to the Principals) from corporate through all of the sales, marketing and property management/operations positions at each of the Company's resorts;

           (v) The Executive will be responsible for formulating and implementing and annual strategic business and marketing plan for the Divisions (the "Business Plan"), including cash-flow projections, product enhancement/positioning, homeowners' association budgets, vacation interval sales prices and velocities, marketing costs by program and the like;

           (vi) The Executive will be responsible for such other matters with respect to the operation of the Divisions as determined by and delegated to the Executive by the Principals and Board of Directors of the Company (the "Board"), as applicable;

           (vii) The areas of strategic relationships, finance, development, acquisition of properties, acquisition of businesses or loan portfolios, accounting, legal, treasury, collections and the like would remain the responsibility of the Company's Principals.

In addition, for so long as the Executive is an employee of the Company and is elected by the Company's stockholders, the Executive hereby agrees to serve as a member of the Board. The Executive understands that his position as a member of the Board is subject to the nomination by the Company; provided that the Executive will be a member of the Board with a three-year term prior to the time the Company consummates any public offering of securities and the Company (not the Principals as Directors) agrees to use permissible commercially reasonable efforts (subject to the exercise of its fiduciary duties) to cause the nomination and election of the Executive to the Board following any such public offering, subject to the terms and conditions of this Agreement. The Executive shall devote his best efforts and his full business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board. The Company shall retain full direction and control of the means and methods by which the Executive performs the above services.

        (b)  Place of Employment.  During the term of this Agreement, the
             -------------------
Executive shall perform the services required by this Agreement at the Company's place of business in the Chicago, Illinois metropolitan area; provided, however, that the Company will require the Executive to travel extensively to other locations on the Company's business.

        (c)  Other Activities.  Except with the prior written approval of the
             ----------------
Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, (ii) serve on the board of directors or similar body of any other business entity (except as otherwise set forth below), or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive shall be permitted (i) to continue to serve as a director of Preview Media and Ball Seed, (ii) to continue his personal investments in two early-stage joint ventures (a high-end travel services company and the "Descender" gravity-propelled downhill "jumbo-scooter") and (iii) to make any other passive personal investment that is not in a business activity that is directly or indirectly competitive with the Company.

     4.  Compensation and Related Matters.
         --------------------------------

         (a)  Salary.  During the Employment Period, the Company shall pay the
              ------
Executive a salary of not less than $280,000 during the first full year and not less than $300,000 during the second full year of the Executive's employment with the Company. In addition, should this Agreement be automatically renewed pursuant to Section 2, above, the Company shall pay the Executive a salary of not less than $320,000 during the third full year and not less than $340,000 during the fourth full year of the Executive's employment with the Company. In the event the Agreement is renewed for a fifth year, the Company shall pay the Executive a salary of $360,000 during the fifth full year of employment. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as
         ----
income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and increase consistent with the standard practices of the Company.

        (b)  Business Expenses.  The Company shall reimburse the Executive in
             -----------------
connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures consistent with the Company's policies as in place from time to time.

        (c)  Other Benefits.  The Executive shall be entitled to participate
             --------------
in or receive health, welfare, life insurance, long-term disability insurance, bonus plan and similar benefits as the Company provides generally from time to time to its executives. In addition, the Company agrees to reimburse the Executive for any COBRA costs to maintain the Executive's current health insurance coverage for himself through the Executive's prior employer until the earlier to occur of (i) 90 days from the date of commencement of the Executive's employment with the Company and (ii) the date of effectiveness of the Executive's health insurance coverage provided by the Company. The Company acknowledges that within a reasonable time following the execution of this Agreement, it will execute an option agreement substantially in the form attached as Exhibit A hereto (the "Option Agreement") and will institute and grant the Executive benefits under the equity participation plan substantially in the form attached as Exhibit B hereto (the "Option Plan").

The Company acknowledges that the potential incentive and wealth-building benefits of the Option Agreement and the Option Plan to the Executive are conditioned on the successful consummation of the public offering of the Company's common stock. In the event that such public offering is materially postponed or aborted for any reason, the Company agrees to offer the Executive another vehicle designed to allow the Executive to share in the increased value of the Company caused by the Executive's involvement therein during the term of the Executive's employment by the Company. Except as otherwise set forth in this
Section 4 and except with respect to the Company's obligations under this Agreement with respect to the Option Agreement and the Option Plan, nothing herein is intended, or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

        (d)  Bonus.  The Executive shall be paid in arrears a fixed quarterly
             -----
bonus of $30,000 for each quarter that the Executive is employed with the Company, payable at the end of each of the Company's fiscal quarters. This quarterly bonus shall be paid during the Employment Period and any renewal thereof as a mandatory (and not discretionary) payment by the Company. The Executive shall have the opportunity to be considered for additional performance-based bonus compensation at the sole and absolute discretion of the Board, upon notification to the Executive; however, the Company makes no commitment to the Executive that any additional bonus compensation in excess of such $30,000 quarterly bonus will be paid to the Executive.

       (e)  Automobile and Other Fringe Benefits.  For so long as the
            ------------------------------------
Executive is employed by the Company (but for a term not to exceed the duration of the term of the Executive's current automobile lease (which the Executive has informed the Company is approximately 34 months)), the Company shall pay to the Executive an amount per month equal to the monthly payment due pursuant to such automobile lease; provided such amount shall not exceed $1,000 per month. The Executive will be entitled to fringe benefits comparable to those which are currently enjoyed by, or in the future may be enjoyed by, the Company's Principals.

        (f)  Vacation.  The Executive shall be entitled to four vacation weeks
             --------
(20 days) in each calendar year on a pro-rated basis. The Executive will be entitled to all Company holidays.

        (g) Performance Reviews.  At the end of each fiscal year, the Board will
            -------------------
review the Executive's job performance and will provide the Executive a written review of the Executive's job performance during the prior year and implement any Board determined revisions to the Executive's base salary, the Executive's merit bonus, the Executive's prospective incentive compensation package (including the Executive's participation in the Option Plan), the Executive's title and/or the Executive's responsibility at the Company; provided, however, that the provisions set forth in this Agreement with respect to the Executive's compensation, the Option Agreement and the terms and conditions of the Executive's employment at the Company cannot be modified by the Board in a manner which would result in less favorable or beneficial terms or conditions thereof being imposed on the Executive without the Executive's full concurrence and consent.

     5. Termination.  The Executive's employment hereunder shall be, or may be,
        -----------
as the case may be, terminated under the following circumstances:

        (a)  Death.  The Executive's employment hereunder shall terminate upon
             -----
his death.

        (b)  Disability.  The Executive's employment hereunder shall terminate
             ----------
on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 120 days during any 180-day period.

        (c)  Cause.  The Company may terminate the Executive's employment
             -----
hereunder for "Cause."  Cause shall mean (i) Employee's material breach of any
               -----
of the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, or (iii) his gross negligence, willful misconduct or fraud in the performance of his duties hereunder.

        (d)  Employment-At-Will/Termination for Any Reason.  Notwithstanding
             ---------------------------------------------
the term of this Agreement having a duration of two years and Sections 2 and 4 hereof referring to extensions of this Agreement and the annual salary to be paid to the Executive during each of the first five full years of his employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Subject to Section 6 hereof, the Executive hereby agrees that the Company may dismiss him under this Section 5(d) without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including Sections 2 and 4, the Executive's employment with the Company is not for any specified term, is at will and may be terminated by the Company at any time by delivery of a notice of termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

        (e)  Voluntary Resignation.  The Executive may voluntarily resign his
             ---------------------
position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "Notice of Resignation").
                                                        ---------------------
The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at
                -------------------
least ten (10) days and no more than thirty (30) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon thirty (30) days written notice to the Executive.

        (f)  Notice.  Any termination of the Executive's employment by the
             ------
Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall
                                               ---------------------
mean a notice that shall indicate
the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        (g)  "Date of Termination" shall mean (i) if the Executive's
              -------------------
employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(c) above, or without Cause by the Company pursuant to subsection 5(d) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(e) above, the date of the Notice of Resignation.

       (h)  Termination Obligations.
            -----------------------

            (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal
                                                                     --------
property" includes, without limitation, all books, manuals, records, reports,
- --------
notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

            (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

            (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(h), 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement.

        (i)  Release.  In exchange for the Company entering into the
             -------
Agreement, the Executive agrees that, at the time of his resignation or termination from the Company, he will resign from the Board and will execute a release acceptable to the Company of all liability of the Company and its officers, shareholders, employees and directors to the Executive in connection with or arising out of his employment with the Company, except with respect to any then-vested rights under the Company's Option Plan and except with respect to any Severance Payments which may be payable to him under the terms of the Agreement.

     6.   Compensation Upon Termination.
          -----------------------------

          (a)  Death.  If the Executive's employment shall be terminated
               -----
pursuant to Section 5(a), the Company shall pay the Executive his base salary payable pursuant to Section 4(a) and quarterly bonus payable pursuant to Section 4(d) at the most recent annual amount received, or entitled to be received, by the Executive (the "Severance Payment") for a period of two years following the Date of Termination. At the Executive's own expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (b)  Disability.  If the Executive's employment shall be terminated by
               ----------
reason of disability pursuant to Section 5(c), the Executive shall receive the Severance Payment for the lesser of two years or the duration of such disability, provided that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (c)  Cause.  If the Executive's employment shall be terminated for
               -----
Cause pursuant to Section 5(c) hereof, the Company shall pay the Executive his salary (and the pro rata portion of the quarterly bonus payable pursuant to Section 4(d)) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (d)  Other Terminations by the Company.  If the Company shall
               ---------------------------------
terminate the Executive's employment without cause pursuant to Section 5(d) hereof, the Company shall pay the Executive the Severance Payment for a period of two (2) years from the Date of Termination. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (e)  Voluntary Resignation.  If the Executive terminates his
               ---------------------
employment with the Company pursuant to Section 5(g) hereof for "Good Cause", the Company shall pay the Executive the Severance Payment for a period of two years from the Date of Resignation. If the Executive terminates his employment with the Company pursuant to Section 5(g) hereof without "Good Cause," the Company shall have no obligation to compensate the Executive following the Date of Resignation. In any event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

          For purposes of this Agreement, "Good Cause" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are substantially corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

          (i) Any material alteration, reduction or diminution in the duties, responsibilities and status of Executive's position;

          (ii) the Company's requiring Executive to be based anywhere other than at Company's office in the Chicago, Illinois metropolitan area;

          (iii) a material breach by the Company of any provision of this Agreement; and

          (iv)  the occurrence of a "Change in Control."

          As used in this Agreement, "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than any of Osamu Kaneko, Andrew J. Gessow and Steven C. Kenninger or their affiliates (the "Principals"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of the total outstanding voting stock of the Company on a fully diluted basis or (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Principals, becomes the beneficial owner (as defined above), directly or indirectly, of more than 50% of the total voting power of the total outstanding voting stock of the Company.

          The Executive understands that any voluntary resignation by him as a result of any personal or family reasons not otherwise set forth in this Section 6(e) (e.g., to spend more time with the Executive's daughter) shall not
      ----
constitute "Good Cause."

          (f) The Company will be entitled to offset and reduce each month the amount of the monthly Severance Payment otherwise payable to the Executive hereunder by the amount of the Executive's prior month's earnings (if any) from post-Company full time employment (including both salary, bonus and other cash or cash equivalent compensation) at a subsequent full time employer or in connection with a full time consulting practice or other self-employment or any full time venture founded by the Executive; provided, however, that the Company shall not be entitled to any Severance Payment offset or reduction as a result of any earnings or income generated by the Executive from part-time consulting work, unless and until such consulting work becomes a full time endeavor.

          (g) In the event of any Termination pursuant to Section 5, the Executive shall be entitled to retain any and all options to purchase capital stock of the Company granted to the Executive pursuant to the terms and conditions of the Option Agreement attached as Exhibit A hereto that have vested as of the date of such Termination.

          (h) Any Severance Payment made pursuant to this Section 6 shall be payable in equal monthly installments over the required duration set forth in Sections 6(a) through 6(e).

          (i) The continuing obligation of the Company to make the Severance Payment to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 7 and 8 of this Agreement following termination of employment with the Company.

     7.   Confidentiality and Non-Solicitation Covenants.
          ----------------------------------------------

          (a)  Confidentiality.  In addition to the agreements set forth in
               ---------------
Section 5(h)(i), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information
                                 ------------------------
disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to owner or customer lists of the Company and its affiliates.

          (b)  Non-Solicitation.  In addition, the Executive hereby agrees that
               ----------------
during the Employment Period and at all times thereafter, regardless of the reason or circumstances of termination of employment with the Company, the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during the Employment Period has been or is a customer of or in the habit of dealing with the Company in its business, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the 6 months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

          8.   Covenant Not to Compete.  The Executive agrees that during the
               -----------------------
Employment Period he will devote substantially full-time to the business of the Company and not engage in any competitive businesses. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments, provided that the Executive not serve as officer of any public company resulting from such business investments. The Executive agrees that he shall not invest in, manage, consult or participate in any way in any other timeshare business (in either an active or passive manner); participate in or advise any business wherein timeshare is a relevant business segment; or act for or on behalf of any business that intends to enter or participate in the timeshare business. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in the timeshare business, provided that, the Executive does not own (together or separately or through their affiliates) more than 5% of any such company. In addition, the Executive shall not invest (directly or indirectly) in any timeshare property in the hospitality business (including any condominium project) or any property where the business plan therefor includes an intention to convert the property to timeshare, unless the independent members of the Company's Board of Directors determine that such an investment is in the best interest of the Company. The provisions of this Section 8 shall survive for two years following any termination of employment, regardless of whether the termination is for "Good Cause" or otherwise.

     9.   Injunctive Relief and Enforcement.  In the event of breach by the
          ---------------------------------
Executive of the terms of Sections 5(h)(i), 7 or 8, and only following mediation or attempted mediation as set forth in Section 16 below (unless the Company is suffering irreparable injury, in which case Section 16 will not prevent the Company from seeking injunctive relief against the Executive in any court or forum), the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(h)(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(h)(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in Sections 5(h)(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     10.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

     If to the Executive:    James E. Noyes
                             293 Oak Street
                             Glen Ellyn, Illinois 60137

     If to the Company:      Signature Resorts, Inc.
                             911 Wilshire Blvd.
                             Suite 2250
                             Los Angeles, California 90017
                             Attention:  Steven C. Kenninger

     With a copy to:         Latham & Watkins
                             633 West Fifth Street
                             Suite 4000
                             Los Angeles, California 90071-2007
                             Attention:  Edward Sonnenschein, Jr., Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11.  Severability.  The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(h), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

     12.  Assignment.  This Agreement may not be assigned by the Executive, but
          ----------
may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     13.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14.  Headings.  The headings contained herein are for reference purposes
          --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     15.  Choice of Law .  This Agreement shall be construed, interpreted and
          --------------
the rights of the parties determined in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     16.  Mediation .  Subject to any irreparable injury being suffered by the
          ----------
Company giving rise to the right of the Company to seek injunctive relief against the Executive pursuant to Section 9 hereof, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding mediation in Los Angeles, California, before a mediator and on terms and conditions mutually acceptable to the parties; provided, however, that if the parties cannot agree on the terms and conditions of such mediation, such terms and conditions shall be established by the mediator. Any award issued as a result of such mediation shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses relating to such mediation (with the exception of the Executive's attorneys' fees, if any) or any action to enforce a mediation award shall be paid by the Company.

     17.  LIMITATION ON LIABILITIES.  IF EITHER THE EXECUTIVE OR THE COMPANY IS
          -------------------------
AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND
(II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER
                                              ----
INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM OR THROUGH ANY SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

     18.  WAIVER OF JURY TRIAL.  TO THE EXTENT APPLICABLE, EACH OF THE PARTIES
          --------------------
TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

     19.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

     20.  The Executive's Acknowledgment.   The Executive acknowledges (a) that
          ------------------------------
he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     21.  Acknowledgements by the Company and the Executive.  The Company and
          -------------------------------------------------
the Executive additionally acknowledge and agree as follows:

     (a) Departure from MTI/Trase Miller.  The Executive agreed to leave the
         -------------------------------
employment of MTI/Trase Miller, where the Executive had been employed for 16 years and where the Executive's current annual compensation was in excess of $1.0 million, in exchange for the Executive accepting a position at the Company with a sixty percent (60%) reduction in the Executive's current annual compensation and with a stock option-based upside incentive for the Executive as provided in the Option Agreement. Both the Executive and the Company accept this exchange as fair and one in which each party has taken a risk and aligned each's interests in connection with the terms and conditions of the Executive's employment with the Company. Nothing in this Section 21(a) shall imply any obligations on the part of either the Principals or the Company except as expressly set forth elsewhere in the Agreement.

     (b) The Executive's Family Commitments.  Subject to the Executive's
         ----------------------------------
obligations under Section 3(b), the Company acknowledges and understands that the Executive shares joint custody with the Executive's ex-wife of the Executive's twelve-year old daughter and two college-age children, and therefore the Company agrees not to require the Executive's relocation away from the Chicago, Illinois metropolitan area.

     (c) Geographic Location of the Executive's Office.  Both the Executive and
         ---------------------------------------------
the Company acknowledge and understand that locating the Executive's office in Chicago, Illinois is less than optimal from the Company's point of view, given the Company's current operational headquarters in Orlando, Florida and the location of the Company's Principals in California. Nevertheless, both the Executive and the Company agree that this situation is manageable in view of the provisions of Section 3(b) and agree to use each's best efforts to accommodate the respective geographic locations.

     (d) No Recruiting Representations by the Executive.  The Company
         ----------------------------------------------
acknowledges and understands that the Executive has made no representations that the Executive could or would recruit employees from MTI/Trase Miller, nor has the Executive made any representations that the Executive will be able to purchase travel fulfillment/telemarketing services from Trase/Miller on the Company's behalf or on any terms more favorable than could be negotiated on an arm's length basis by any third party. Notwithstanding the foregoing, the Executive and the Company agree that one of the Executive's principal responsibilities will be to develop and promote internally or to hire the right employees (from wherever they are currently employed) necessary to effectively run the Divisions, and to oversee and manage both the current operations of the Divisions and the substantial growth in these operations planned by the Company. The Company will require that the Executive abide by all of the Executive's confidentiality and other employment obligations to

MTI/Trase Miller with respect to unfair competition and similar matters. However, the Executive has represented to the Company that the Executive is not bound by and that the Executive is not a party to any written employment agreement with MTI/Trase Miller or any other person or entity that would be binding on the Executive while the Executive is employed by the Company.

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                                 SIGNATURE RESORTS, INC.


                                 /s/ OSAMU KANEKO
                                 -------------------------------
                                 Name:   Osamu Kaneko
                                 Title:  Chief Executive Officer


                                 EXECUTIVE


                                 /s/ JAMES E. NOYES
                                 ------------------------------
                                 James E. Noyes

                                   Exhibit A

                            Form of Option Agreement

                             STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of June 13, 1996, is made by and between Signature Resorts, Inc., a Maryland corporation hereinafter referred to as "Company," and James E. Noyes, an employee of the Company, hereinafter referred to as "Optionee":

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock; and

          WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Board
- -----------   -----

              "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code
- -----------   ----

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee
- -----------   ---------

              "Committee" shall mean the Compensation Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 9.1 of the Plan.

Section 1.4 - Common Stock
- -----------   ------------

              "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

Section 1.5 - Company
- -----------   -------

              "Company" shall mean Signature Resorts, Inc., a Maryland corporation.

Section 1.6 - Director
- -----------   --------
              "Director" shall mean a member of the Board.

Section 1.7 - Employee
- -----------   ---------

              "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

Section 1.8 - Exchange Act
- -----------   -------------

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.9 - Fair Market Value
- -----------   ------------------

              "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

Section 1.10 - Option
- ------------   -------

               "Option" shall mean a non-qualified stock option granted under this Agreement and Article III of the Plan.

Section 1.11 - Optionee
- ------------   ---------

               "Optionee" shall mean an Employee or consultant granted an Option under this Agreement and the Plan.

Section 1.12 - Plan
- ------------   ----

               "Plan" shall mean The 1996 Equity Participation Plan of Signature Resorts, Inc.

Section 1.13 - Rule 16b-3
- ------------   -----------

               "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.14 - Secretary
- ------------   ---------

               "Secretary" shall mean the Secretary of the Company.

Section 1.15 - Securities Act
- ------------   --------------

               "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.16 - Subsidiary
- ------------   -----------

               "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.17 - Termination of Consultancy
- ------------   --------------------------

               "Termination of Consultancy" shall mean the time when the engagement of Optionee as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including without limitation, resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

Section 1.18 - Termination of Employment
- ------------   --------------------------

               "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment of an Optionee by the

Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and
(iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                                GRANT OF OPTION
                                ---------------

Section 2.1 - Grant of Option
- -----------   ---------------

              In consideration of the Optionee's agreement to remain in the employ of (or consult for) the Company or its Subsidiaries for a period of at least two (2) years after the option is granted and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of three hundred seventy five thousand (375,000) shares of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price
- -----------   --------------

              The purchase price of the shares of stock covered by the Option shall be $12.00 per share without commission or other charge.

Section 2.3 - Consideration to Company
- -----------   ------------------------

              In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least two (2) years from the date this Option is granted. Nothing in the Plan or this Agreement shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

Section 2.4 - Adjustments in Option
- -----------   ---------------------

              (a) In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the

Company or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option may include any necessary corresponding adjustment in the Option price per share, but shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

          (b) Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate the Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

          (c) In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Board may in its discretion make an appropriate and equitable adjustment to the Option to reflect such diminution.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

Section 3.1 - Commencement of Exercisability
- -----------   ------------------------------

              (a) Subject to Section 5.6, the Option shall become exercisable in forty-nine (49) cumulative installments as follows:

                   (i) The first installment shall consist of seventy-five thousand (75,000) of the shares covered by the Option and shall become exercisable on the date of execution of this Agreement.

                   (ii) Each of the forty-eight (48) successive installments shall consist of six thousand two hundred fifty (6,250) shares covered by the Option and shall become exercisable in equal installments at the end of each of the first forty-eight (48) months during the term of the Optionee's employment with the Company or any Subsidiary.

              (b) No portion of the Option which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability
- -----------   --------------------------

              The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option
- -----------   --------------------

              The Option may not be exercised to any extent by anyone after the first to occur of the following events:

              (a) The expiration of ten (10) years from the date the Option was granted; or

              (b) The time of the Optionee's Termination of Employment or Termination of Consultancy unless such Termination of Employment or Termination of Consultancy, as applicable, results from his death, his retirement, his disability or his being discharged not for "Cause" (as defined in Section 5(c) of the Employment Agreement dated the date hereof between Optionee and the Company); or

              (c) The expiration of three (3) months from the date of the Optionee's Termination of Employment or Termination of Consultancy by reason of his retirement or his being discharged not for "Cause," unless the Optionee dies within said three-month period; or

              (d) The expiration of one (1) year from the date of the Optionee's Termination of Employment or Termination of Consultancy by reason of his disability; or

              (e) The expiration of one (1) year from the date of the Optionee's death; or

              (f) The effective date of either the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4 - Acceleration of Exercisability
- -----------   ------------------------------

              In the event of the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(f), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a); provided, however, that this acceleration of exercisability shall not take place if:

              (a) This Option becomes unexercisable under Section 3.3 prior to said effective date; or

              (b) In connection with such an event, provision is made for an assumption of this Option or a substitution therefor of a new option by an employer corporation or a parent or subsidiary of such corporation.

              The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

              None of the foregoing discretionary terms of this Section shall be permitted to the extent that such discretion would be inconsistent with the requirements of Rule 16b-3.

                                  ARTICLE IV

                              EXERCISE OF OPTION
                              ------------------

Section 4.1 - Person Eligible to Exercise
- -----------   ---------------------------

              During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise
- -----------   ----------------

              Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.3; provided, however, that
each partial exercise shall be for not less than one thousand (1,000) shares and shall be for whole shares only.

Section 4.3 - Manner of Exercise
- -----------   ------------------

              The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

              (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee or the Board; and

              (b) (i)   Full payment (in cash) for the shares with respect to
which such Option or portion is exercised;

                  (ii) With the consent of the Committee, payment delayed for up to thirty (30) days from the date the Option, or portion thereof, is exercised; or

                  (iii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

                  (iv) With the consent of the Committee, property of any kind which constitutes good and valuable consideration; or

                  (v) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee or the Board. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                  (vi) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (iii), (iv) and (v); and

              (c) A bona fide written representation and agreement, in a form satisfactory to the Committee or the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

              (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or (ii) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the sums required to be withheld, may be used to make all or part of such payment; and

              (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Certain Timing Requirements
- -----------   ---------------------------

              Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5 - Conditions to Issuance of Stock Certificates
- -----------   --------------------------------------------

              The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

              (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

              (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee or Board shall, in its absolute discretion, deem necessary or advisable; and

              (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or Board shall, in its absolute discretion, determine to be necessary or advisable; and

              (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

              (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board may from time to time establish for reasons of administrative convenience.

Section 4.6 - Rights as Shareholder
- -----------   ---------------------

              The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE V

                               OTHER PROVISIONS
                               ----------------

Section 5.1 - Administration
- -----------   --------------

              The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 5.2 - Option Not Transferable
- -----------   -----------------------

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved
- -----------   ---------------------

              The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices
- -----------   -------

              Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles
- -----------   ------

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Construction
- -----------   ------------

              This Agreement shall be administered, interpreted and enforced under the laws of the State of Maryland.

Section 5.7 - Conformity to Securities Laws
- -----------   -----------------------------

              The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

              IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                       SIGNATURE RESORTS, INC.


                                       By /s/ OSAMU KANEKO
                                          ------------------------------------
                                                Osamu Kaneko
                                                Chief Executive Officer



                                       By /s/ STEVEN C. KENNINGER
                                          ------------------------------------
                                                Steven C. Kenninger
                                                Secretary



/s/ JAMES E. NOYES
- -------------------------------
      Optionee

                                   Exhibit B

          Form of 1996 Equity Participation Plan of Signature Resorts, Inc.

                                      17